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                                                                     EXHIBIT 4.6


                                                                  EXECUTION COPY


THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR OTHERWISE. THIS ADJUSTMENT WARRANT SHALL NOT CONSTITUTE AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THE SECURITIES ARE "RESTRICTED" AND MAY NOT BE RESOLD OR TRANSFERRED EXCEPT AS PERMITTED UNDER THE ACT PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.



                         COMMON STOCK ADJUSTMENT WARRANT

No. A2

              To Purchase Shares of $.01 Par Value Common Stock of

                              PLATO LEARNING, INC.

         THIS ADJUSTMENT WARRANT (the "ADJUSTMENT WARRANT") CERTIFIES that, for value received, WESTGATE INTERNATIONAL, L.P. (the "INVESTOR") is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time on or after the date hereof and on or prior to 5:00 p.m. New York City Time on July 16, 2003 (the "TERMINATION DATE"), but not thereafter, to subscribe for and purchase from PLATO LEARNING, INC., a Delaware corporation (the "COMPANY"), a number (if any) of shares of Common Stock of the Company determined in accordance with Section 3 hereof (the "ADJUSTMENT SHARES"). The "EXERCISE PRICE" is $.01. The Exercise Price and the number of shares for which the Adjustment Warrant is exercisable shall be subject to adjustment as provided herein. This Adjustment Warrant is being issued in connection with the Common Stock Investment Agreement dated as of July17, 2000 (the "AGREEMENT") entered into between the Company and the Investor. Any capitalized terms used but not defined in this Adjustment Warrant shall have the meaning specified in the Agreement.

         1. Title of Adjustment Warrant. Prior to the expiration hereof and subject to compliance with applicable laws, this Adjustment Warrant and all rights hereunder are transferable, in whole or in respect of the right to purchase any part of the Adjustment Shares, at the office or agency of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this Adjustment Warrant together with (a) the Assignment Form annexed hereto properly endorsed, and (b) any other documentation reasonably necessary to satisfy the Company that such transfer is in compliance with all applicable securities laws.



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         2. Authorization of Shares. The Company covenants that all shares of
Common Stock which may be issued upon the exercise of rights represented by this Adjustment Warrant will, upon exercise of the rights represented by this Adjustment Warrant and payment of the Exercise Price as set forth herein will be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue or otherwise specified herein).

         3. Exercise of Adjustment Warrant for Adjustment Shares.

         (a) Definitions.

         "ADJUSTED SHARE PURCHASE PRICE" means 110% of the Share Purchase Price.

         "ADJUSTMENT NUMBER" means 26,709 in the first six (6) Adjustment Periods, and 17,806 in the seventh (7th) and final Adjustment Period.

         Subject to Section 3(c), "ADJUSTMENT PERIOD" initially means the period starting on the 120th day following the Closing Date and ending on and including the 30th calendar day thereafter; and subsequently shall mean each of the six
(6) succeeding 30 day periods. No Adjustment Period may commence until the proceeding Adjustment Period is completed in accordance with this Agreement.

         "ADJUSTMENT SETTLEMENT DATE" means, for a particular Adjustment Period, the second trading day immediately following the end of such Adjustment Period.

         "CPB" means the Closing Bid Price of a Share of Common Stock on the Principal Market on a particular day.

         "EFFECTIVE REGISTRATION" shall mean that all registration obligations of the Company pursuant to the Registration Rights Agreement and the Agreement have been satisfied, such registration is not subject to any suspension or stop order, the prospectus for the Initial Shares, the Warrant Shares issuable upon any exercise of the Initial Warrant and for the Adjustment Shares issuable upon the exercise of this Adjustment Warrant is current and deliverable, and such Initial Shares, Warrant Shares and Adjustment Shares are listed for trading on the Principal Market and such trading has not been suspended for any reason, and none of the Company or any Subsidiary is subject to any bankruptcy, insolvency or similar proceeding, and no Interfering Event (as defined in the Registration Rights Agreement) exists.

         "SET PRICE" means, for a particular Adjustment Period, the average of the five (5) lowest CBP's occurring during the fifteen (15) final trading days during such Adjustment Period.

         (b) Adjustment Share Calculations. Subject to Section 3(c) and Section
5.4 of the Agreement, the number of Adjustment Shares (if any) issuable in respect of a particular Adjustment Period shall be calculated immediately following the close of the Principal Market on the final trading day of such Adjustment Period, using the following formula:

# of Adjustment Shares = Adjustment Number x (Adjusted Share Purchase Price - Set Price)


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                                                    (Set Price)

         Promptly after performing such calculation for each Investor on the final trading day of such Adjustment Period, the Company shall deliver its written calculations to each Investor by facsimile.

         At 10:00 a.m. New York City time on the Adjustment Settlement Date relating to such Adjustment Period, the Company will deliver to each Investor the applicable number of Adjustment Shares at the offices of KKWC (each such event being a "FILL-UP CLOSING"). Each party will comply with the Fill-up Closing conditions specified in the Agreement. Notwithstanding the foregoing, there shall be no Fill-up Closing relating to, and no Adjustment Shares shall be deliverable in respect of, an Adjustment Period in which the Set Price of the closing of the Principal Market on the last trading day of such Adjustment Period equals or is greater than the Adjusted Share Purchase Price.

         (c) Effective Registration During Adjustment Period.

    (i) If at any time during an Adjustment Period there shall be a lack of Effective Registration, each Investor may at its option either (x) waive the lack of Effective Registration, in which case the Adjustment Period will continue uninterrupted with respect to such Investor in accordance with the other provisions of this Section 3, or (y) by written notice to the Company (delivered no later than 24 hours after actually receiving written notification from the Company of such lack of Effective Registration) elect to suspend such Adjustment Period with respect to itself (a "SUSPENSION NOTICE").

    (ii) If an Investor elects pursuant to subsection (i) above to suspend a particular Adjustment Period and Effective Registration is subsequently re-established either before or after the scheduled end of such Adjustment Period, then such Investor may, at its option, elect either (x) to treat such Adjustment Period as tolled for the duration (however long) of the lack of Effective Registration, such that the first full day of Effective Registration following delivery of the Suspension Notice shall be treated as and deemed to be the next day of that tolled Adjustment Period, or (y) to treat such Adjustment Period as having never commenced, such that the first full day of Effective Registration following delivery of the Suspension Notice shall be treated as and deemed to be the first day of the Adjustment Period interrupted by the lack of Effective Registration. Each Investor shall have two (2) trading days after receiving written notice from the Company of the re-establishment of Effective Registration to make such election.

    (iii) Nothing in this Section 3(c) shall limit each Investor's right to be eligible to receive Adjustment Shares or immediately available funds in respect of seven (7) separate Adjustment Periods. There cannot be more than one Adjustment Period at one time.

         (d) Remedies. If the Company fails to deliver the specified number of Adjustment Shares to an Investor within 3 trading days of the time and at the place specified in this Section 3, then such Investor may, without reducing its other rights at law or in equity, but


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shall not be obligated to compel the Company to issue the Mandated Acceleration
Shares (as defined in, and as specified, in the Registration Rights Agreement).

         (e) Adjustments. The number of Adjustment Shares shall be appropriately adjusted to reflect any stock split, stock dividend, recapitalization or similar event so that the Investors receive the same economically equivalent value of Adjustment Shares as they would in the absence of such event.

         (f) Miscellaneous. The Adjustment Shares shall upon delivery to the Investors be fully-paid, nonassessable, shares of Common Stock, free and clear of all liens and encumbrances and duly eligible for trading on the Nasdaq National Market System or if the Common Stock is not quoted thereon, on such exchange or market (which for purposes of this Agreement shall mean the New York Stock Exchange, the American Stock Exchange or the Nasdaq Small Cap Market) upon which the Common Stock is principally traded or quoted (in either case, the "PRINCIPAL MARKET").

         4. Non-Certificated Shares. In lieu of delivering physical certificates representing the Adjustment Shares, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the Adjustment Warrant holder, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Adjustment Shares to the Adjustment Warrant holder by crediting the account of Adjustment Warrant holder's prime broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system. The time periods for delivery described in the immediately preceding paragraph shall apply to the electronic transmittals described herein.

         The term "TRADING DAY" means (x) if the Common Stock is listed on the New York Stock Exchange or the American Stock Exchange, a day on which there is trading on such stock exchange, or (y) if the Common Stock is not listed on either of such stock exchanges but sale prices of the Common Stock are reported on an automated quotation system, a day on which trading is reported on the principal automated quotation system on which sales of the Common Stock are reported, or (z) if the foregoing provisions are inapplicable, a day on which quotations are reported by National Quotation Bureau Incorporated.

         5. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the issuance of the Adjustment Shares

         6. Charges, Taxes and Expenses. Issuance of certificates for shares of Common Stock upon the exercise of this Adjustment Warrant shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the holder of this Adjustment Warrant or in such name or names as may be directed by the holder of this Adjustment Warrant; provided, however, that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the holder of this Adjustment Warrant, this Adjustment Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the holder hereof; and provided further, that the Company shall not be required to pay any tax or





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taxes which may be payable in respect of any transfer involved in the issuance of any Adjustment Warrant certificates or any certificates for the Adjustment Shares other than the issuance of a Adjustment Warrant certificate to the Investor in connection with the Investor's surrender of a Adjustment Warrant certificate upon the exercise of less than all of the Adjustment Warrants evidenced thereby, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

         7. Closing of Books. The Company will at no time close its shareholder books or records in any manner which interferes with the timely exercise of this Adjustment Warrant.

         8. No Rights as Shareholder until Exercise. Subject to Section 13 of this Adjustment Warrant and the provisions of any other written agreement between the Company and the Investor, the Investor shall not be entitled to vote or receive dividends or be deemed the holder of Adjustment Shares or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Investor, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Adjustment Warrant shall have been exercised as provided herein. However, at the time of the exercise of this Adjustment Warrant pursuant to Section 3 hereof, the Adjustment Shares so purchased hereunder shall be deemed to be issued to such holder as the record owner of such shares as of the close of business on the date on which this Adjustment Warrant shall have been exercised.

         9. Assignment and Transfer of Adjustment Warrant. Subject to Section 15(b), this Adjustment Warrant may be assigned in whole or in part by the surrender of this Adjustment Warrant and the Assignment Form annexed hereto duly executed at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company); provided, however, that this Adjustment Warrant may not be resold or otherwise transferred except (i) in a transaction registered under the Securities Act of 1933, as amended (the "ACT"), or (ii) in a transaction pursuant to an exemption, if available, from registration under the Act and whereby, if requested by the Company, an opinion of counsel reasonably satisfactory to the Company is obtained by the holder of this Adjustment Warrant to the effect that the transaction is so exempt.

         10. Loss, Theft, Destruction or Mutilation of Adjustment Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Adjustment Warrant or stock certificate representing the Adjustment Shares, and in case of loss, theft or destruction, of indemnity reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto. Upon surrender and cancellation of such Adjustment Warrant or stock certificate, if mutilated, the Company will


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make and deliver a new Adjustment Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of this Adjustment Warrant or stock certificate.

         11. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

         12. Effect of Certain Events. If at any time while this Adjustment Warrant or any portion thereof is outstanding and unexpired there shall be (i) a sale or conveyance of all or substantially all of the Company's assets or (ii) a transaction (by merger or otherwise) in which more than 50% of the voting power of the Company is disposed of (collectively, a "SALE OR MERGER TRANSACTION"), in which the consideration to be received by the Company or its shareholders consists solely of cash, and in case the Company shall at any time effect a Sale or Merger Transaction in which the consideration to be received by the Company or its shareholders consists in part of consideration other than cash, the holder of this Adjustment Warrant shall have the right thereafter to purchase, by exercise of this Adjustment Warrant and payment of the aggregate Exercise Price in effect immediately prior to such action, the kind and amount of shares and other securities and property which it would have owned or have been entitled to receive after the happening of such transaction had this Adjustment Warrant been exercised immediately prior thereto, subject to further adjustment as provided in Section 13. Notwithstanding the above, a Sale or Merger Transaction shall not be deemed to occur in the event the Company is the acquiring entity in connection with an acquisition by the Company.

         13. Adjustments of Exercise Price and Number of Adjustment Warrant Shares.

         The number of and kind of securities purchasable upon exercise of this Adjustment Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

         (a) Subdivisions, Combinations and other Issuances. If the Company shall at any time after the date hereof but prior to the expiration of this Adjustment Warrant subdivide its outstanding securities as to which purchase rights under this Adjustment Warrant exist, by split-up, spin-off, or otherwise, or combine its outstanding securities as to which purchase rights under this Adjustment Warrant exist, the number of Adjustment Shares as to which this Adjustment Warrant is exercisable as of the date of such subdivision, split-up, spin-off or combination shall forthwith be proportionately increased in the case of a subdivision, or proportionately decreased in the case of a combination. Appropriate proportional adjustments (decrease in the case of subdivision, increase in the case of combination) shall also be made to the Exercise Price payable per share, so that the aggregate Exercise Price payable for the total number of Adjustment Shares purchasable under this Adjustment Warrant as of such date shall remain the same as it would have been before such subdivision or combination.

         (b) Stock Dividend. If at any time after the date hereof the Company declares a dividend or other distribution on Common Stock payable in Common Stock or other securities or rights convertible into Common Stock ("COMMON STOCK EQUIVALENTS") without payment of


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any consideration by holders of Common Stock for the additional shares of Common
Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon exercise or conversion thereof), then the number of shares of Common Stock for which this Adjustment Warrant may be exercised shall be increased as of the record date (or the date of such dividend distribution if no record date is set) for determining which holders of Common Stock shall be entitled to receive such dividends, in proportion to the increase in the number of outstanding shares (and shares of Common Stock issuable upon conversion of all such securities convertible into Common Stock) of Common Stock as a result of such dividend, and the Exercise Price shall be proportionately reduced so that the aggregate Exercise Price for all the Adjustment Shares issuable hereunder immediately after the record date (or on the date of such distribution, if applicable), for such dividend shall equal the aggregate Exercise Price so payable immediately before such record date (or on the date of such distribution, if applicable).

         (c) Other Distributions. If at any time after the date hereof the Company distributes to holders of its Common Stock, other than as part of its dissolution, liquidation or the winding up of its affairs, any shares of its capital stock, any evidence of indebtedness or any of its assets (other than Common Stock), then the number of Adjustment Shares for which this Adjustment Warrant is exercisable shall be increased to equal: (i) the number of Adjustment Shares for which this Adjustment Warrant is exercisable immediately prior to such event, (ii) multiplied by a fraction, (A) the numerator of which shall be the Fair Market Value (as defined below) per share of Common Stock on the record date for the dividend or distribution, and (B) the denominator of which shall be the Fair Market Value price per share of Common Stock on the record date for the dividend or distribution minus the amount allocable to one share of Common Stock of the value (as jointly determined in good faith by the Board of Directors of the Company and the Adjustment Warrant holder) of any and all such evidences of indebtedness, shares of capital stock, other securities or property, so distributed. For purposes of this Adjustment Warrant, "FAIR MARKET VALUE" shall equal the 10 Trading Day average closing trading price of the Common Stock on the Principal Market for the 10 Trading Days preceding the date of determination or, if the Common Stock is not listed or admitted to trading on any Principal Market, the average of the closing bid and asked prices on the over-the-counter market as furnished by any New York Stock Exchange member firm reasonably selected from time to time by the Company for that purpose and reasonably acceptable to the Holder, or, if the Common Stock is not listed or admitted to trading on the Principal Market or traded over-the-counter and the average price cannot be determined as contemplated above, the Fair Market Value of the Common Stock shall be as reasonably determined in good faith by the Company's Board of Directors with the concurrence of the Holder. The Exercise Price shall be reduced to equal: (i) the Exercise Price in effect immediately before the occurrence of any event (ii) multiplied by a fraction, (A) the numerator of which is the number of Adjustment Shares for which this Adjustment Warrant is exercisable immediately before the adjustment, and (B) the denominator of which is the number of Adjustment Shares for which this Adjustment Warrant is exercisable immediately after the adjustment.

         (d) Merger, etc. If at any time after the date hereof there shall be a merger or consolidation of the Company with or into or a transfer of all or substantially all of the assets of the Company to another entity, then the Adjustment Warrant Holder shall be entitled to receive upon or after such transfer, merger or consolidation becoming effective, and upon payment of the Exercise Price then in effect, the number of shares or other securities or property of the Company



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or of the successor corporation resulting from such merger or consolidation, which would have been received by Adjustment Warrant Holder for the shares of stock subject to this Adjustment Warrant had this Adjustment Warrant been exercised just prior to such transfer, merger or consolidation becoming effective or to the applicable record date thereof, as the case may be. The Company will not merge or consolidate with or into any other corporation, or sell or otherwise transfer its property, assets and business substantially as an entirety to another corporation, unless the corporation resulting from such merger or consolidation (if not the Company), or such transferee corporation, as the case may be, shall expressly assume in writing the due and punctual performance and observance of each and every covenant and condition of this Adjustment Warrant to be performed and observed by the Company.

         (e) Reclassification, etc. If at any time after the date hereof there shall be a reorganization or reclassification of the securities as to which purchase rights under this Adjustment Warrant exist into the same or a different number of securities of any other class or classes, then the Adjustment Warrant Holder shall thereafter be entitled to receive upon exercise of this Adjustment Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares or other securities or property resulting from such reorganization or reclassification, which would have been received by the Adjustment Warrant Holder for the shares of stock subject to this Adjustment Warrant had this Adjustment Warrant at such time been exercised.

         (f) Exercise Price Adjustment. In the event that the Company issues or sells any Common Stock or securities which are convertible into or exchangeable for its Common Stock or any convertible securities, or any Adjustment Warrants or other rights to subscribe for or to purchase or any options for the purchase of its Common Stock or any such convertible securities (other than shares or options issued or which may be issued pursuant to (i) the Company's current or future employee, director or bona fide consultant option plans or shares issued upon exercise of options, Adjustment Warrants or rights outstanding on the date of the Agreement and listed in the Company's most recent periodic report filed under the Exchange Act (ii) strategic corporate alliances not undertaken principally for financing purposes, (iii) arrangements with the Investor (including for the issuance of Delay Shares and Mandated Acceleration Shares, as such terms are defined in the Registration Rights Agreement), or (iv) acquisitions of other entities by the Company) at an effective consideration or exercise price per share which is less than the Exercise Price then in effect. The Exercise Price in effect immediately prior to such issue or sale shall be reduced effective concurrently with such issue or sale to an amount determined by multiplying the Exercise Price then in effect by a fraction, (x) the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale, plus (2) the number of shares of Common Stock which the aggregate consideration received by the Company for such additional shares would purchase at such Exercise Price then in effect; and (y) the denominator of which shall be the number of shares of Common Stock of the Company outstanding immediately after such issue or sale.

         For the purposes of the foregoing adjustment, in the case of the issuance of any convertible securities, Adjustment Warrants, options or other rights to subscribe for or to purchase or exchange for, shares of Common Stock ("CONVERTIBLE SECURITIES"), the maximum number of shares of Common Stock issuable upon exercise, exchange or conversion of such


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Convertible Securities shall be deemed to be outstanding, provided that no further adjustment shall be made upon the actual issuance of Common Stock upon exercise, exchange or conversion of such Convertible Securities.

         The number of shares which may be purchased hereunder shall be increased proportionately to any reduction in Exercise Price pursuant to this paragraph 13(f), so that after such adjustments the aggregate Exercise Price payable hereunder for the increased number of shares shall be the same as the aggregate Exercise Price in effect just prior to such adjustments.

         In no event shall the Exercise Price be adjusted to a number smaller than the par value per share of the Company's Common Stock.

         14. 9.99% Limitation.

         (a) Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by the Investor upon exercise pursuant to the terms hereof shall not exceed a number that, when added to the total number of shares of Common Stock deemed beneficially owned by such holder (other than by virtue of the ownership of securities or rights to acquire securities (including the Warrant) that have limitations on the Investor's right to convert, exercise or purchase similar to the limitation set forth herein), together with all shares of Common Stock deemed beneficially owned (other than by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) by the holder's "affiliates" (as defined Rule 144 of the Act) ("AGGREGATION PARTIES") that would be aggregated for purposes of determining whether a group under Section 13(d) of the Securities Exchange Act of 1934, as amended, exists, would exceed 9.99% of the total issued and outstanding shares of the Company's Common Stock (the "RESTRICTED OWNERSHIP PERCENTAGE"). Each Holder shall have the right (w) at any time and from time to time to reduce its Restricted Ownership Percentage immediately upon notice to the Company and (x) at any time and from time to time, to increase its Restricted Ownership Percentage immediately in the event of the announcement as pending or planned of a Major Transaction (as such term is defined in the Investment Agreement).

         (b) The Investor covenants at all times on each day (each such day being referred to as a "COVENANT DAY") as follows: During the balance of such Covenant Day and the succeeding sixty-one (61) days (the balance of such Covenant Day and the succeeding 61 days being referred to as the "COVENANT PERIOD") such Investor will not acquire shares of Common Stock pursuant to any right (including the exercise of the Warrant) existing at the commencement of the Covenant Period to the extent the number of shares so acquired by such holder and its Aggregation Parties (ignoring all dispositions) would exceed:

     (x) the Restricted Ownership Percentage of the total number of shares of Common Stock outstanding at the commencement of the Covenant Period,

     minus

     (y) the number of shares of Common Stock owned by such holder and its Aggregation Parties at the commencement of the Covenant Period.


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         A new and independent covenant will be deemed to be given by the holder as of each moment of each Covenant Day. No covenant will terminate, diminish or modify any other covenant. The holder agrees to comply with each such covenant. This Section 14 controls in the case of any conflict with any other provision of the Transaction Documents.

         The Company's obligation to issue Shares of Common Stock which would exceed such limits referred to in this Section 14 shall be suspended to the extent necessary until such time, if any, as shares of Common Stock may be issued in compliance with such restrictions.

         15. Compliance with Securities Laws. (a) The holder hereof acknowledges that the Adjustment Shares acquired upon the exercise of this Adjustment Warrant, if not registered (or if no exemption from registration exists), will have restrictions upon resale imposed by state and federal securities laws. Each certificate representing the Adjustment Shares issued to the Holder upon exercise (if not registered or if no exemption from registration exists) will bear the following legend:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, BASED ON AN OPINION LETTER OF COUNSEL SATISFACTORY TO THE COMPANY OR A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

         (b) Without limiting the Investor's right to transfer, assign or otherwise convey the Adjustment Warrant or Adjustment Shares in compliance with all applicable securities laws, the Investor of this Adjustment Warrant, by acceptance hereof, acknowledges that this Adjustment Warrant and the Adjustment Shares to be issued upon exercise hereof are being acquired solely for the Investor's own account and not as a nominee for any other party, and that the Investor will not offer, sell or otherwise dispose of this Adjustment Warrant except to the other Investor, to an affiliate of either Investor or to an entity or fund which has the same principal investment adviser as either Investor on the condition that such transferee agrees to be bound by Section 3.12 of the Agreement. Upon exercise of this Adjustment Warrant, the Investor shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the Adjustment Shares of Common Stock so purchased are being acquired solely for the Investor's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale.

         (c) Neither this Adjustment Warrant nor any Share of Common Stock issued upon exercise of this Adjustment Warrant may be offered for sale or sold, or otherwise transferred or sold in any transaction which would constitute a sale thereof within the meaning of the Act, unless (i) such security has been registered for sale under the Act and registered or qualified under applicable state securities laws relating to the offer an sale of securities, or (ii) exemptions from the registration requirements of the Act and the registration or qualification requirements of all such state securities laws are available and the Company shall have received an opinion of counsel that the proposed sale or other disposition of such securities may be effected without registration under the Act, such counsel and such opinion to be satisfactory to the Company.

         (d) Investor recognizes that investing in the Adjustment Warrant and the Adjustment Shares involves a high degree of risk, and Investor is in a financial position to hold the Adjustment Warrant and the Adjustment Shares indefinitely and is able to bear the economic risk and withstand a complete loss of its investment in the Adjustment Warrant and the Adjustment Shares. The Investor is a sophisticated investor and is capable of evaluating the merits and risks of investing in the Company. The Investor has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management, has been given full and complete access to information concerning the Company, and has utilized such access to its satisfaction for the purpose of obtaining information or verifying information and have had the opportunity to inspect the Company's operation. Investor has had the opportunity to ask questions of, and receive answers from, the management of the Company (and any person acting on its behalf) concerning the Adjustment Warrant and the Adjustment Shares and the agreements and transactions contemplated hereby, and to obtain any additional information as Investor may have requested in making its investment decision. The initial Investor in this Adjustment Warrant is an "accredited investor", as defined by Regulation D promulgated under the Act.

         16. Miscellaneous.

         (a) Issue Date; Choice Of Law; Venue; Jurisdiction. The provisions of this Adjustment Warrant shall be construed and shall be given effect in all respects as if it had been issued and delivered by the Company on the date hereof. This Adjustment Warrant shall be binding upon any successors or assigns of the Company. This Adjustment Warrant will be construed and enforced in accordance with and governed by the laws of the State of New York, except for matters arising under the Act, without reference to principles of conflicts of law. Each of the parties consents to the exclusive jurisdiction of the U.S. District Court sitting in the State of City of New York in the State of New York in connection with any dispute arising under this Adjustment Warrant and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdiction. Each party hereby agrees that if the other party to this Adjustment Warrant obtains a judgment against it in such a proceeding, the party which obtained such judgment may enforce same by summary judgment in the courts of any country having jurisdiction over the party against whom such judgment was obtained, and each party hereby waives any defenses available to it under local law and agrees to the enforcement of such a judgment. Each party to this Adjustment Warrant irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address in accordance with Section 16(c). Nothing herein shall affect the right of any party to serve process in any other manner permitted by law. Each party waives its right to a trial by jury.

         (b) Modification and Waiver. This Adjustment Warrant and any provisions hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought. Any amendment effected in accordance with this paragraph shall be binding upon the Investor, each future holder of this Adjustment Warrant and the Company. No waivers of, or exceptions to, any term, condition or provision of this Adjustment Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

         (c) Notices. Any notice, request or other document required or permitted to be given or delivered to the Investor or future holders hereof or the Company shall be personally delivered or shall be sent by certified or registered mail, postage prepaid, to the Investor or each such holder at its address as shown on the books of the Company or to the Company at the address set forth in the Agreement. All notices under this Adjustment Warrant shall be deemed to have been given when received.

         A party may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice in accordance with the provisions of this Section 18(c).

         (d) Severability. Whenever possible, each provision of this Adjustment Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Adjustment Warrant is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Adjustment Warrant in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, but this Adjustment Warrant shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

         (e) No Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Adjustment Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Adjustment Warrant Holder against impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any Adjustment Warrant Shares above the amount payable therefor on such exercise, and (b) will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Adjustment Warrant Shares on the exercise of this Adjustment Warrant.

         IN WITNESS WHEREOF, the Company has caused this Adjustment Warrant to be executed by its officers thereunto duly authorized.

Dated: July 17, 2000

                                          PLATO LEARNING, INC.


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:

Agreed and Accepted
this 17th day of July, 2000


WESTGATE INTERNATIONAL, L.P.
By:      ELLIOTT INTERNATIONAL CAPITAL
         ADVISORS INC.

         Attorney-in-Fact



By:
   -------------------------------------
   Name:
   Title:

                               NOTICE OF EXERCISE

To:      PLATO LEARNING, INC.

(1)      The undersigned hereby elects:

         (A) to purchase          shares of Common Stock of PLATO LEARNING, INC.
pursuant to the terms of the attached Adjustment Warrant, and tenders herewith payment of the Exercise Price in full, together with all applicable transfer taxes, if any.

         (B) in a "cashless" or "net-issue exercise" for, and to purchase
thereunder,        shares of Common Stock, and herewith makes payment therefor
with         Surrendered Shares.

(2) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

                        -------------------------------
                        (Name)

                        -------------------------------
                        (Address)

                        -------------------------------

(3) Please issue a new Adjustment Warrant for the unexercised portion of the attached Adjustment Warrant in the name of the undersigned or in such other name as is specified below:

                        Other Name:
                                   ---------------------




                                             ---------------------------------
                                             (Name)


------------------                           ---------------------------------
(Date)                                       (Signature)

                                             ---------------------------------
                                             (Address)

                                 ASSIGNMENT FORM

              (To assign the foregoing Adjustment Warrant, execute
                   this form and supply required information.
            Do not use this form to exercise the Adjustment Warrant.)



         FOR VALUE RECEIVED, the foregoing Adjustment Warrant of Plato Learning, Inc. and all rights evidenced thereby are hereby assigned to whose address is
------------------------------------------------

                                                               .
---------------------------------------------------------------



---------------------------------------------------------------

                                         Dated:                ,
                                               ----------------


                         Holder's Signature:
                                            -------------------------

                         Holder's Address:
                                            -------------------------

                                            -------------------------



Signature Guaranteed:
                     ------------------------------------------




NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Adjustment Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in an fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Adjustment Warrant.